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EXHIBIT 12.1

                             ALASKA AIR GROUP, INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIOS)

                                                         2004            2003            2002            2001            2000
                                                      ----------      ----------      ----------      ----------      ----------
Earnings:
Income (loss) before income tax expense (benefit)
and accounting change                                 $  (20,600)     $   29,000      $ (101,800)     $  (63,515)     $  (26,905)

Less: Capitalized interest                                (1,662)         (2,336)         (2,646)        (10,612)        (17,684)
Add:
Interest on indebtedness                                  49,801          47,508          46,261          47,429          36,046
Amortization of debt expense                               1,220           1,103             815             703             330
Amortization of capitalized interest                       4,811           4,990           4,993           5,013           4,736
Portion of rent under long-term
  operating leases representative
  of an interest factor                                  103,199          96,026          91,356          84,161          80,313
                                                      ----------      ----------      ----------      ----------      ----------
Earnings Available for Fixed Charges                  $  136,769      $  176,291      $   38,979      $   63,179      $   76,836
                                                      ==========      ==========      ==========      ==========      ==========

Fixed Charges:
Interest                                                  49,801          47,508          46,261          47,429          36,046
Amortization of debt expense                               1,220           1,103             815             703             330
Portion of rent under long-term
  operating leases representative
  of an interest factor                                  103,199          96,026          91,356          84,161          80,313
                                                      ----------      ----------      ----------      ----------      ----------
Total Fixed Charges                                   $  154,220      $  144,637      $  138,432      $  132,293      $  116,689
                                                      ==========      ==========      ==========      ==========      ==========
Ratio of Earnings to Fixed Charges                          0.89            1.22            0.28            0.48            0.66
                                                      ==========      ==========      ==========      ==========      ==========
Coverage deficiency                                   $   17,451               -      $   99,453      $   69,114      $   39,853
                                                      ==========      ==========      ==========      ==========      ==========